UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2020 (October 22, 2020)

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36641	20-7273918
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1325 Avenue of Americas, 28th Floor
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(201) 488-0460

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00005 par value	BCLI	NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 22, 2020, Brainstorm Cell Therapeutics Inc. (the “Company”) entered into a binding proposal (the “Agreement”) with Catalent Houston, LLC, a subsidiary of Catalent, Inc. (“Catalent”) pursuant to which the Company will contract Catalent to begin initial technology transfer work for its own NurOwn® program, raw materials storage and GMP Preparation.

The Agreement calls for an initial non-refundable $1 million payment from the Company to Catalent, which the Company paid, along with additional payments to be made upon an agreed upon schedule upon the completion of certain aspects of the partnership, totaling initially, up to approximately $4.2 million.

The Agreement is terminable by the Company for three (3) months from the execution date of the Agreement, in the event that (i) any ongoing clinical trials relating to the Company’s NurOwn® program fail to achieve their primary endpoints, or (ii) the U.S. Food and Drug Administration places a hold on any of the Company’s clinical trials relating to the NurOwn® program. Upon the event of termination by the Company, the Company shall pay Catalent for (1) all fees related to services and activities performed prior to the effective date of such termination, and (2) all costs and expenses incurred, and all non-cancellable commitments made, in the performance of such services and activities, including (A) any costs incurred to wind down and cease any ongoing services and (B) the costs for any sample/materials, reference materials, equipment, and supplies purchased by Catalent for their work under the Agreement.

The Company and Catalent are working on material documentation, which, pursuant to the terms of the Agreement, will include an implementation strategy for the technology transfer, estimated costs, as well as project timelines.

The above summary of the Agreement does not purport to be complete and is qualified in its entirety to the full text of the Agreement and additional material documentation to be entered into between the Company and Catalent, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2020.

Item 8.01 Other Events.

On October 22, 2020, the Company and Catalent jointly issued a press release announcing the Agreement and partnership with Catalent. A copy of the press release is attached hereto as Exhibits 99.1 and is incorporated herein by reference.

On October 26, 2020, the Company also issued a joint press release with Rapid Reshore & Development (“RR&D”), a three-firm services alliance consisting of EwingCole, Facility Logix and Biggins, Lacy, Shapiro & Company, announcing that that the Company has selected RR&D as its partner to expedite site selection and design services for a state-of-the-art manufacturing facility for its NurOwn® program in the United States. A copy of the press release is attached hereto as Exhibits 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Joint Press Release issued by Brainstorm Cell Therapeutics Inc. and Catalent, Inc. on October 22, 2020
99.2	Joint Press Release issued by Brainstorm Cell Therapeutics Inc. and Rapid Reshore & Development, Inc. on October 26, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINSTORM CELL THERAPEUTICS INC.

Date: October 27, 2020	By:	/s/ Chaim Lebovits
Chaim Lebovits
Chief Executive Officer